Exhibit 99.1

Pricing Supplement No. • Dated:	Rule 424(b)(•)
(To Prospectus Dated , 200 , and	File No. •
Prospectus Supplement dated , 200 )
Pricing Supplement No.
This Pricing Supplement consists of • pages

Protective Life Insurance Company

Sponsor and Depositor

InterNotes®

Issued Through

Protective Life Secured Trust •

1.             The Notes

Trade Date:

Original Issue Date:

Minimum Denominations/Increments: $

CUSIP	PRINCIPAL AMOUNT	PRICE TO PUBLIC	CONCESSION	NET PROCEEDS TO THE TRUST	INTEREST RATE

INTEREST PAYMENT FREQUENCY	STATED MATURITY DATE	SURVIVOR’S OPTION	REDEMPTION YES/NO	REPAYMENT YES/NO

SECURITIES EXCHANGE LISTING YES/NO	FUNDING AGREEMENT NO.

Terms of Survivor’s Option:

Annual Put Limitation:	☐ $2,000,000 or 2%; or
☐ $ or %
Individual Put Limitation:	☐ $250,000; or
☐ $

Trust Put Limitation: $

Optional Redemption Terms:

Optional Redemption Dates:

Initial Redemption Percentage:

Annual Percentage Reduction (if any):

Redemption:	☐ In whole only and not in part
☐ May be in whole or in part

Optional Repayment Terms:

Optional Repayment Dates:

Optional Repayment:	☐ In whole only and not in part
☐ May be in whole or in part

Form of trust: ☐ Delaware statutory trust      ☐ Delaware common law trust

Trust Expiration Date:

Special Tax Considerations:

Rating of Notes:         S&P                   Moody’s

Securities Exchange Listing:         ☐ No           ☐ Yes, Name of Exchange:

Additional Terms:

Agents:

2.             The Funding Agreement(s)

Funding Agreement Issuer: Protective Life Insurance Company

Deposit Amount:

Effective Date:

Interest Rate:

Interest Payment Frequency:

Stated Maturity Date:

Survivor’s Option:  ☐ Yes        ☐ No

If yes:

Annual Put Limitation:	☐ $2,000,000 or 2%; or
☐ $ or %
Individual Put Limitation:	☐ $250,000; or
☐ $
Trust Put Limitation: $

Redemption:        ☐ Yes             ☐ No

Early Redemption Dates:

Initial Redemption Percentage:
Annual Percentage Reduction (if any):
Redemption:	☐ In whole only and not in part
☐ May be in whole or in part

Repayment:   ☐ Yes               ☐ No

Repayment Dates:
Repayment:	☐ In whole only and not in part
☐ May be in whole or in part

Rating of Funding Agreement:  S&P                    Moody’s

Additional Terms:

3.     Other Information

Rating of Program:  S&P                Moody’s

Protective Life Insurance Company Insurer Financial Strength Rating:  S&P          Moody’s

Protective Securities, a division of ProEquities, Inc. and an affiliate of Protective Life Insurance Company, is acting as an agent in connection with this offering.